EXHIBIT 25 (B)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __

THE BANK OF NEW YORK MELLON TRUaST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street Suite 500
Los Angeles, California 90017
(Address of principal executive offices, including zip code)

_______________________
_______________________
_______________________
_______________________

(Name, address, including zip code, and telephone number, including area code, of agent of service)

American Electric Power Company, Inc.
(Exact name of obligor as specified in its charter)
New York	13-4922640
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
 (Address of principal executive offices, including zip code)
______________________

Junior Subordinated Debentures
(Title of the indenture securities)

ITEM 1.    GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
United States Department of the Treasury
Washington, DC 20219

Federal Deposit Insurance Corporation
Washington, DC 20429

Federal Reserve Bank
San Francisco, CA 94105

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.                 AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

None.

ITEM 16.  LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

Exhibit 2. A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).
Exhibit 4. A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).
Exhibit 5. Not applicable
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
Exhibit 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
Exhibit 8. Not applicable.
Exhibit 9. Not applicable.

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the __ day of __________, 20__.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title: